UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

ENERGIZER HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Missouri	36-4802442
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

533 Maryville University Drive St. Louis, MO	63141
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
7.50% Series A Mandatory Convertible Preferred Stock, par value $0.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-229244

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

Energizer Holdings, Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated January 15, 2019 (the “Prospectus Supplement”), and the accompanying prospectus, dated January 14, 2019 (the “Base Prospectus” and together with the Prospectus Supplement, the “Prospectus”). The Prospectus Supplement relates to the Company’s offering of its 7.50% Series A Mandatory Convertible Preferred Stock, par value $0.01 per share. The Prospectus forms a part of the Registration Statement on Form S-3 (File No. 333-229244), filed with the Commission on January 14, 2019.

The descriptions under the headings “Description of Mandatory Convertible Preferred Stock” in the Prospectus Supplement and “Description of Capital Stock” in the Base Prospectus are incorporated by reference herein. Copies of such descriptions have been filed with the New York Stock Exchange.

Item 2. Exhibits.

Number	Description

3.1	Third Amended and Restated Articles of Incorporation of Energizer Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 29, 2018).

3.2	Third Amended and Restated Bylaws of Energizer Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed January 29, 2018).

3.3	Certificate of Designations of 7.50% Series A Mandatory Convertible Preferred Stock of Energizer Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed January 18, 2019).

4.2	Specimen Certificate of 7.50% Series A Mandatory Convertible Preferred Stock of Energizer Holdings, Inc. (included as Exhibit A to Exhibit 3.3)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ENERGIZER HOLDINGS, INC.

By:	/s/ Timothy W. Gorman
Timothy W. Gorman
Executive Vice President and Chief Financial Officer

Date: January 18, 2019